EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 25, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Feb 2008 – Jan 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.7%	0.9%	0.9%	-5.3%	-2.2%	-1.8%	1.9%	-1.8%	11.5%	-22.9%	-0.1	-0.2
B**	0.7%	0.9%	0.9%	-5.9%	-2.8%	-2.4%	N/A	-2.4%	11.5%	-24.9%	-0.2	-0.3
Legacy 1***	0.8%	1.1%	1.1%	-3.1%	-0.2%	N/A	N/A	-3.1%	10.9%	-18.1%	-0.2	-0.4
Legacy 2***	0.8%	1.0%	1.0%	-3.4%	-0.6%	N/A	N/A	-3.5%	10.8%	-18.6%	-0.3	-0.4
Global 1***	0.8%	1.1%	1.1%	-2.6%	-1.1%	N/A	N/A	-4.0%	10.4%	-17.5%	-0.3	-0.5
Global 2***	0.8%	1.1%	1.1%	-2.9%	-1.3%	N/A	N/A	-4.3%	10.3%	-18.4%	-0.4	-0.5
Global 3***	0.7%	1.0%	1.0%	-4.5%	-3.1%	N/A	N/A	-6.0%	10.3%	-23.5%	-0.6	-0.7

S&P 500 Total Return Index****	1.2%	5.5%	5.5%	17.1%	14.2%	4.0%	8.0%	4.0%	19.0%	-46.4%	0.3	0.3
Barclays Capital U.S. Long Gov Index****	-1.5%	-2.9%	-2.9%	0.8%	11.6%	8.4%	7.4%	8.4%	13.3%	-12.3%	0.7	1.2
*           Performance metrics are calculated using month-to-date performance estimates.  All performance data is subject to verification.
**        Units began trading in August 2003.
***      Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					32%
Energy	16%	Long	Brent Crude Oil	5.0%	Long	16%	Long	Brent Crude Oil	5.1%	Long
			Gasoline Blendstock	2.6%	Long			Gasoline Blendstock	2.6%	Long
Grains/Foods	11%	Short	Sugar	3.2%	Short	11%	Short	Sugar	3.2%	Short
			Wheat	1.6%	Short			Wheat	1.6%	Short
Metals	5%	Long	Gold	2.1%	Short	5%	Long	Gold	2.1%	Short
			Zinc LME	0.8%	Long			Zinc LME	0.8%	Long
FINANCIALS	68%					68%
Currencies	30%	Short $	Australian Dollar	4.3%	Long	30%	Short $	Australian Dollar	4.4%	Long
			Euro	3.0%	Long			Euro	2.9%	Long
Equities	27%	Long	Dax Index	3.8%	Long	27%	Long	Dax Index	3.8%	Long
			Nikkei 225 Index	2.9%	Long			Nikkei 225 Index	3.0%	Long
Fixed Income	11%	Short	Bunds	2.2%	Short	11%	Short	Bunds	2.1%	Short
			Japanese Gov't Bonds	1.9%	Long			Japanese Gov't Bonds	1.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets fell nearly 3.5%  as forecasts for warmer temperatures in the U.S. resulted in a likely reduction in demand for heating energies and continued elevated domestic natural gas inventories.  Crude oil markets finished slightly higher, supported by bullish economic data from the U.S. and Asia.

Grains/Foods
Soybean markets rallied speculators reacted to recent dry weather in Argentina to drive prices higher in anticipation of an adverse impact on production.  The corn and wheat markets registered declines as improving weather conditions in Brazil supported supply forecasts.  Sugar prices rallied from 29-month lows and finished higher as increased demand forecasts followed reports of a large international sugar purchase.

Metals
Gold markets declined to 2-week lows due to weak demand  for safe-haven assets which was caused by stronger-than-expected German confidence data.  Intraweek U.S. dollar strength also put pressure on the precious metals markets.  Base metals markets finished generally lower due to liquidations by investors who reduced portfolio risk ahead of the release of several key economic indicators.

Currencies
The Swiss franc posted strong gains against counterparts following a decrease in investor risk appetite after a weak Spanish debt auction.  In Asia, the Japanese yen declined against the U.S. dollar due to bullish unemployment estimates in the U.S. and the release of data showing a record-high trade deficit for Japan in 2012.

Equities
Global equity markets were generally higher, supported by bullish economic data in the U.S. and Europe and a positive outlook for China.  Strong earnings reports were also a core contributor to rising share prices.  In response to upbeat sentiment, the S&P 500 rallied to levels unseen since 2007.

Fixed Income
U.S. Treasury and German Bund markets experienced declines as improving conditions in Europe put heavy pressure on safe-haven demand.  Strong German confidence data and news various European Banks had begun to pay back bailout loans more quickly than expected were among the main drivers behind the improved Eurozone outlook.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.